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                                                                    Exhibit 23.2





Consent of Independent Public Accountants



To the Mohegan Tribal
Gaming Authority:



As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP


Hartford, Connecticut
March 22, 2002